Exhibit 99.1

FOR FURTHER INFORMATION CONTACT:

Michael A. Bender

SVP, Chief Financial Officer

(480) 315-6634

Investorrelations@spiritrealty.com

Press Release

Spirit Realty Capital Declares Initial Cash Dividends

Scottsdale, AZ, December 13, 2012 (BUSINESS WIRE) – Spirit Realty Capital, Inc. (NYSE: SRC), a self-administered and self-managed real estate company, today announced that the Company’s Board of Directors has declared two cash dividends on its common stock.

The first dividend of $0.0204 per share is for the stub period from the completion of the Company’s initial public offering on September 25, 2012 to the end of the third quarter on September 30, 2012.

The second dividend of $0.3125 per share is for the fourth quarter ending December 31, 2012.

Both dividends will be paid on January 15, 2013 to stockholders of record on December 31, 2012.

About Spirit Realty Capital

Spirit Realty Capital was formed in 2003 to acquire single-tenant operationally essential real estate, which refers to generally free-standing, commercial real estate facilities where tenants conduct retail, service or distribution activities that are essential to the generation of their sales and profits. More information about Spirit Realty Capital can be found at www.spiritrealty.com.

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Forward-Looking and Cautionary Statements

Statements contained in this press release which are not historical facts are forward-looking statements. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risk factors discussed in Spirit Realty Capital’s Prospectus and other documents as filed by the Company with the Securities and Exchange Commission from time to time. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligations to update or revise any of its forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.